UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2026

ABSCI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40646	85-3383487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
18105 SE Mill Plain Blvd
Vancouver, WA 98683
(Address of principal executive offices, including zip code)
(360) 949-1041
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ABSI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2026 the Board of Directors of Absci Corporation (the “Company”) approved amended and restated forms of director and officer indemnification agreements (the “A&R Form Indemnification Agreements”) to be entered into by the Company and each of its current directors and officers (which form the Company expects to enter into with future directors and officers) (each, an “Indemnitee” and, collectively, the “Indemnitees”) in accordance with the General Corporation Law of the State of Delaware. The A&R Form Indemnification Agreements will supersede and replace the previously adopted forms of director and officer indemnification agreements.

The A&R Form Indemnification Agreements incorporate the following changes, among others, to the previously adopted form agreements used by the Company: revised the “change in control” provision to provide additional specificity around changes in board composition that constitute a change in control; revised to cover the expenses of an officer Indemnitee’s separate counsel in the event of a change in control; added an express presumption of good faith on the part of an officer Indemnitee, which anyone seeking to overcome shall have the burden of proof and persuasion to overcome; and provided that the Company will not be obligated to indemnify an officer Indemnitee for incentive-based or equity-based compensation under Rule 10D-1 of the Securities Exchange Act of 1934, as amended.

The foregoing summary and description of the provisions of the A&R Form Indemnification Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the A&R Form Indemnification Agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 3, 2026 (the “Retirement Date”), the Company announced that Andreas Busch, Ph.D., the Company’s Chief Innovation Officer, and an employee of the Company’s wholly-owned subsidiary Absci GmbH, has informed the Company of his decision to retire, effective March 31, 2026. Dr. Busch will continue to provide services to the Company as a scientific advisor beginning on April 3, 2026 (the “Advisory Effective Date”). Dr. Busch’s resignation was not the result of any disagreement with the operations, policies or practices of the Company.

In connection with Dr. Busch’s continued services to the Company as a scientific advisor, the Company entered into an Advisor Agreement with Dr. Busch (the “Advisor Agreement”), pursuant to which Dr. Busch will provide the Company with advisory services for a term of two years beginning on the Advisory Effective Date (the “Advisory Term”) (unless terminated earlier pursuant to the terms of the Advisor Agreement). Dr. Busch will receive cash compensation in the form of an annual retainer in the amount of U.S. $25,500, payable quarterly in arrears and prorated for any partial calendar quarter of services provided under the Advisor Agreement unless otherwise agreed by the parties. Dr. Busch will also be granted stock options for 22,800 shares and 5,800 restricted stock units under the Company's 2021 Stock Option and Incentive Plan (the "Plan") for services under the Advisor agreement. Additionally, in connection with Dr. Busch’s execution of the Advisor Agreement, the Compensation Committee of the Company’s Board of Directors approved the amendment of the terms of an aggregate of 2,489,290 stock options held by Dr. Busch that were granted under the Company’s Plan and vested as of the Retirement Date (the “Vested Options”) to extend the period of time during which Dr. Busch may exercise each of the Vested Options until the earlier of: (i) three (3) months following the date of termination of the Advisor Agreement (the “Service Termination Date”); provided, that if such termination is due to cause then the Vested Options shall immediately terminate in their entirety and if such termination is due to Dr. Busch’s death or disability, then the three (3) months shall be extended to twelve (12) months following the Service Termination Date and (ii) the original expiration date applicable for each such Vested Option. All of the stock options held by Dr. Busch as of the Retirement Date that remained unvested as of such date will terminate and will no longer be exercisable.

On March 6, 2026, each of the Company’s current directors and officers entered into an A&R Form Indemnification Agreement with the Company. The information regarding the A&R Form Indemnification Agreements set forth in Item 1.01 above is incorporated in this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosures.

On March 3, 2026, the Company issued a press release announcing Dr. Busch’s retirement and the appointment of Ransi Somaratne, M.D., as the Company’s Chief Medical Officer, effective as of March 3, 2026. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Form of Director Indemnification Agreement, as adopted on March 6, 2026
10.2	Form of Officer Indemnification Agreement, as adopted on March 6, 2026
99.1	Press release, dated March 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Absci Corporation

Date: March 6, 2026	By:	/s/ Shelby Walker
Shelby Walker
Chief Legal Officer